UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 5, 2026
(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center
500 Woodward Avenue, Floor 10
Detroit, Michigan 48226
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective October 5, 2026, the Ally Financial Inc. (Ally) Board of Directors (Board) amended and restated the Bylaws (Bylaws) of Ally. The principal amendments include the following:
•Modifications to the advance notice provisions to clarify and update certain information and procedural requirements.
•Clarifications to the voting standards that apply for matters submitted to stockholders and alignment of the default record date provision with Delaware law.
•Amendments to the restrictions placed on the size of the Board.
•Clarifications to and alignment of the scope of officer authority with Delaware law.
•Revisions concerning electronic notices and communications to reflect Delaware law.
•Certain other administrative, ministerial, technical, and conforming changes.
The foregoing summary of the amendments included in the Bylaws does not purport to be complete and is qualified in its entirety by the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.
Item 9.01    Exhibits.

Exhibit No.	Description of Exhibits

3.1	Ally Financial Inc. Third Amended and Restated Bylaws
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	October 7, 2026	/s/ Austin T. McGrath
Austin T. McGrath
Vice President, Controller, and Chief Accounting Officer